Exhibit 99.1

Sovereign Bancorp, Inc. Announces 2005 Net Income of $676 Million or $1.77 Per Share, Up 31% and Operating/Cash Earnings of $1.93 Per Share, Up 5%

    Financial Highlights

    -- Net income for 2005 was $676 million, up 49% from $454 million in 2004. Earnings per diluted share for 2005 were $1.77, up 31% from $1.36 in 2004. Net income for the fourth quarter of 2005 was $165 million, up 20% from $137 million in the same quarter a year ago. Earnings per diluted share for the fourth quarter of 2005 were $.44, up 16% from $.38 per diluted share in the fourth quarter of 2004.

    -- Operating/cash earnings per diluted share were $1.93 in 2005, up 5% from $1.83 in 2004. Operating/cash earnings per diluted share for the fourth quarter of 2005 were $.48 per share, unchanged from the fourth quarter of 2004.

    -- Efficiency ratio was 49.0% in 2005 as compared to 50.3% in 2004. -- Positive operating leverage of 1.2 times in 2005.

    -- Average annual deposit growth of 16%, including acquisitions, from the fourth quarter of 2004; average annual core deposit (excluding time deposits) growth of 8%, including acquisitions.

    -- Average deposits increased to $37.9 billion during the quarter, an annualized organic growth rate of 8%; average core deposits (excluding time deposits) increased to $27.5 billion during the quarter, an annualized organic growth rate of 2%.

    -- Average annual loan growth of 21%, including acquisitions, from the fourth quarter of 2004.

    -- Average loans increased to $43.5 billion during the quarter, an annualized organic growth rate of 11%.

    --   Return on average assets of 1.11% in 2005 as compared to .90% in 2004.

    -- Operating/cash return on average assets of 1.26% in 2005 as compared to 1.19% in 2004.

    -- Return on average tangible shareholders' equity of 24.52% in 2005 as compared to 19.54% in 2004.

    -- Operating/cash return on tangible shareholders' equity of 27.71% in 2005 as compared to 25.94% in 2004.

    -- Net charge-offs decreased to .20% of average loans in 2005 as compared to .36% in 2004. Annualized net charge-offs decreased to .21% of average loans in the fourth quarter of 2005 as compared to .28% in the fourth quarter of 2004.

    -- Sovereign repurchased one million shares during the quarter through our previously announced repurchase program, and a total of 21 million shares for the twelve months ended December 31, 2005.

    PHILADELPHIA, Jan. 17 /PRNewswire-FirstCall/ -- Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported for the year ended December 31, 2005 net income of $676 million, up 49% from $454 million in 2004, and earnings per diluted share of $1.77, up 31% from $1.36 in 2004. Net income in 2005 included the full year impact of the Seacoast and Waypoint acquisitions, which closed in the third quarter of 2004 and the first quarter of 2005, respectively, as well as stock based compensation expense of $.05 per share. Sovereign adopted FAS 123 in 2002 and as a result has been expensing stock options since that time. Sovereign's net income for 2005 produced returns on average assets and average tangible equity of 1.11% and 24.52%, respectively, as compared to .90% and 19.54%, respectively, in 2004.

    For the fourth quarter 2005, Sovereign reported net income of $165 million, or $.44 per diluted share, as compared to $137 million, or $.38 per diluted share, for the fourth quarter of 2004. Net income in the fourth quarter of 2005 included charges related to proxy and related professional fees of $3.8 million, after-tax, or $.01 per share; net income in the fourth quarter of 2004 included a non-cash other-than-temporary impairment charge on FNMA and FHLMC preferred stock of $20.9 million, after-tax, or $.06 per share. Sovereign's net income for the fourth quarter of 2005 produced annualized returns on average assets and average tangible equity of 1.03% and 23.67%, respectively, as compared to 1.00% and 21.86%, respectively, in the same period a year ago.

    Effective in the fourth quarter of 2004, Sovereign combined its definition of operating earnings and cash earnings and the related per share amounts into one number which excludes amortization of core deposit intangibles, in addition to special items. Since some of these special items are difficult to predict and make the results of normal operations less clear, management believes the presentation of financial measures excluding the impact of these items provides useful supplemental information in evaluating the operating results of Sovereign's core businesses.

    Operating/cash earnings in 2005 were $1.93 per diluted share as compared $1.83 per diluted share in 2004. Operating/cash earnings in 2005 excluded after-tax charges related to mergers and acquisitions, restructuring charges, proxy and related professional fees, and amortization of intangible assets. In 2004, operating/cash earnings excluded after-tax charges related to mergers and acquisitions, loan loss provision related to acquisitions, charges associated with the early redemption of high-cost debt, accounting changes related to the adoption of EITF 04-08, a non-cash other-than-temporary impairment charge on FNMA and FHLMC preferred stock, and amortization of intangible assets. Operating/cash earnings for 2005 produced operating/cash return on average assets and average tangible equity of 1.26% and 27.71%, respectively, as compared to 1.19% and 25.94%, respectively, in 2004. A reconciliation of net income to operating/cash earnings, as well as the related earnings per share amounts, is included in a later section of this release.

    For the quarter ended December 31, 2005, Sovereign's operating/cash earnings per diluted share were $.48, which excluded the above mentioned proxy and related professional fee charges and $11.5 million, or $.03 per share, related to amortization of intangible assets, as compared to $.48 per diluted share a year ago, which excluded the above mentioned impairment charge and $12.6 million, or $.04 per share, related to amortization of intangible assets as well as merger related and integration cost reversals of $3.4 million or $.01 per share. Operating/cash earnings for the fourth quarter of 2005 produced annualized operating/cash return on average assets and average tangible equity of 1.17% and 26.78%, respectively, as compared to 1.22% and 26.65%, respectively, in the fourth quarter of 2004.

    Commenting on results for the full year 2005 and the fourth quarter of 2005, Jay S. Sidhu, Sovereign's Chairman and Chief Executive Officer, said, "Despite a challenging rate environment, 2005 results include many positives for Sovereign. We saw improvement in our operating metrics - operating/cash return on average assets expanded to 1.26% in 2005 from 1.19% in 2004, operating/cash return on average tangible equity expanded to 27.71% from 25.94% in 2004, and our efficiency ratio improved 134 basis points to 49.0%. We had robust growth across most of our lending areas with net charge-offs at historically low levels, while fee-based revenues grew 36% over 2004 levels. We successfully integrated our acquisition of Waypoint and moved to our new market-based delivery model. In the fourth quarter of 2005, we announced our pending acquisition of Independence Community Bank Corp. and Santander's pending $2.4 billion investment in Sovereign at $27.00 per share."

    Net Interest Income and Margin

    Sovereign reported net interest income of $392 million for the fourth quarter of 2005, an increase of $5 million, or 1%, compared to the fourth quarter of 2004. Sovereign's average loan portfolio increased during the fourth quarter by $1.2 billion to $43.5 billion, reflecting an annualized growth rate of 11%. Sovereign's average deposits increased $719 million during the quarter, reflecting an annualized growth rate of 8%. Average core deposits (excludes time deposits) increased during the quarter by approximately $153 million to $27.5 billion, reflecting an annualized growth rate of 2%.

    On an average for the year, net interest margin declined 15 basis points to 3.09% as compared to 3.24% for 2004. Net interest margin was 2.93% for the fourth quarter of 2005 as compared to 3.04% in the third quarter primarily as a result of loan growth outpacing deposit growth and the prolonged flatness of the yield curve, which is facing the entire industry. Commercial loan yields expanded 34 basis points during the quarter and the yield of total loans increased 23 basis points, while total deposit costs (including non-interest bearing DDA) increased 31 basis points during the same period.

    Non-Interest Income

    Consumer and commercial banking fees were very strong during the quarter, up 7% and 52%, respectively, from a year ago. Consumer banking fees increased by $5.1 million to $72.8 million, or 8%, compared to the same period in 2004, primarily driven by growth in loan and deposit fees. Commercial banking fees increased by $17.0 million to $49.8 million, or 52%, over the same period a year ago, primarily driven by growth in loan fees and cash management fees as well as revenues of $5.5 million related to the dealer floor plan securitization. Excluding this securitization, which will generate approximately $3.0 million per quarter in fee-based revenues going forward, commercial banking fees were up 26% from a year ago.

    Mortgage banking revenues for the quarter were $26.8 million, compared to $29.0 million last quarter and $4.7 million in the same quarter a year ago. Mortgage banking revenue remained strong in the fourth quarter reflecting sales of mortgage and home equity loans and a reversal of mortgage servicing right impairment reserves of $3.9 million.

    Non-Interest Expense

    G&A expenses for the quarter were $282 million, including acquisitions, as compared to $257 million a year ago. On a linked quarter basis, G&A expenses were up $4.9 million due primarily to increased technology expense resulting from higher transaction charges and increased utilization of web-based products, seasonality in real estate costs and increased costs in outside services related to a servicing conversion in our consumer loan group. "For 2005, G&A expenses were 3.5% favorable to our budget with positive operating leverage of 1.2 times, resulting in a 133 basis points improvement in our efficiency ratio over 2004. Our efficiency ratio was 49.0% for 2005 as compared to 50.3% in 2004," commented Mark R. McCollom, Sovereign's Chief Financial Officer.

    Asset Quality

    Sovereign continued to see improvement in net charge-offs during 2005. Annualized net charge-offs increased slightly to .21% of average loans for the fourth quarter, compared to .18% in the third quarter and decreased from .28% in the fourth quarter of 2004. NPAs to total assets were up slightly from third quarter levels at .32%. Sovereign's provision for credit losses was $26.0 million this quarter compared to $20.0 million in the third quarter and $27.0 million in the fourth quarter of 2004. The allowance for credit losses to total loans decreased slightly to 1.00% at December 31, 2005, as compared to 1.02% at September 30, 2005 and 1.12% at December 31, 2004. The allowance for credit losses to non-performing loans now stands at 231%, as compared to 257% at September 30, 2005 and 285% at December 31, 2004.

    Capital

    During the quarter, Sovereign repurchased one million shares under a previously announced repurchase program. For 2005, Sovereign repurchased 21 million shares, or more than 5% of fully diluted shares outstanding. Sovereign's Tier 1 leverage ratio was 6.68% at December 31, 2005. Tangible common equity to tangible assets, excluding other comprehensive income ("OCI"), was 5.05% and including OCI was 4.73%. The equity to assets ratio was 9.13% at December 31, 2005. Sovereign Bank's Tier 1 leverage ratio was 6.84% and the Bank's risk-based capital ratio was 10.68% at December 31, 2005.

    Based upon our January 13 stock price of $22.20, Sovereign is trading at a P/E of 11.5x analysts mean 2006 estimate. The book value per share at December 31, 2005 was $16.21.

    About Sovereign

    Sovereign Bancorp, Inc., ("Sovereign") (NYSE: SOV), is the parent company of Sovereign Bank, a $64 billion financial institution with more than 650 community banking offices, over 1,000 ATMs and approximately 10,000 team members with principal markets in the Northeast United States. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, trust and wealth management and insurance. Sovereign is the 19th largest banking institution in the United States. For more information on Sovereign Bank, visit < http://www.sovereignbank.com > or call 1-877-SOV-BANK.

    Interested parties will have the opportunity to listen to a live web-cast of Sovereign's Fourth Quarter 2005 earnings call on Tuesday, January 17 beginning at 5:00 p.m. ET at www.sovereignbank.com >Investor Relations >News >Conference Calls/Webcasts; or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67999&eventID=1181767. The web-cast and replay can be accessed anytime from 5:00 p.m. ET on Tuesday, January 17 through 9:00 p.m. ET on Monday, March 31, 2006. Questions may be submitted during the call via email to investor@sovereignbank.com . A telephone replay will be accessible from 7:00 p.m. ET on Tuesday, January 17, 2006 through 12:00 a.m. ET (midnight) on Tuesday, January 24, 2006 by dialing 800-642-1687, confirmation id #4181166.

    Note:

    This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measure of Operating/Cash Earnings, and the related per share amount, in their analysis of the company's performance. This measure, as used by Sovereign, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses, and certain non-cash charges. Operating/cash earnings for 2005 EPS purposes represent net income adjusted for the after-tax effects of merger-related and integration charges, certain restructuring charges, proxy and related professional fees and the amortization of intangible assets. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

    This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of financial condition, operating and cash efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign's ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, integrations, pricing, products and services; and acts of God, including natural disasters.

    Sovereign Bancorp is followed by several market analysts. Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp's performance or recommendations regarding Sovereign's securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management. Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign's performance or recommendations regarding Sovereign's securities imply Sovereign's endorsement of or concurrence with such information, conclusions or recommendations.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

                                                                        Quarter Ended
                                                --------------------------------------------------------------
                                                 Dec. 31      Sept. 30      June 30      Mar. 31     Dec. 31
(dollars in millions, except per share data)       2005         2005         2005         2005         2004
---------------------------------------------   ----------   ----------   ----------   ----------   ----------
Operating Data

Net income                                      $    165.5   $    181.0   $    183.5   $    146.2   $    137.4
Net income for EPS purposes                          171.8        187.4        189.8        152.5        143.7
Operating/cash earnings for EPS purposes (1)         187.2        197.2        196.5        183.3        167.5
Net interest income                                  391.7        395.6        402.9        398.2        387.0
Provision for credit losses                           26.0         20.0         22.0         22.0         27.0
Total fees and other income before
 securities transactions                             171.5        171.0        158.9        133.4        126.5
Net gain (loss) on investment
 securities                                           (1.3)         1.7          3.4          8.0        (24.7)
G&A expense                                          281.8        276.9        273.4        257.1        257.3
Other expenses                                        40.0         32.6         27.1         63.8         30.5

Performance Statistics

Bancorp

Net interest margin                                   2.93%        3.04%        3.13%        3.26%        3.29%
Return on average assets                              1.03%        1.17%        1.22%        1.03%        1.00%
Operating/cash return on average assets (1)           1.17%        1.27%        1.31%        1.29%        1.22%
Return on average equity                             11.49%       12.61%       12.92%       10.61%       11.16%
Operating/cash return on average equity (1)          13.00%       13.74%       13.84%       13.30%       13.61%
Return on average tangible equity                    23.67%       26.24%       27.15%       21.09%       21.86%
Operating/cash return on average
 tangible equity (1)                                 26.78%       28.58%       29.09%       26.45%       26.65%
Annualized net loan charge-offs to
 average loans                                        0.21%        0.18%        0.19%        0.20%        0.28%
Efficiency ratio (2)                                 50.04%       48.87%       48.67%       48.36%       50.10%

Per Share Data

Basic earnings per share                        $     0.46   $     0.50   $     0.50   $     0.40   $     0.40
Diluted earnings per share                            0.44         0.48         0.47         0.38         0.38
Operating/cash earnings per share(1)                  0.48         0.50         0.49         0.46         0.48
Dividend declared per share                           .060         .040         .040         .030         .030
Book value (3)                                       16.21   $    15.81        15.70        15.22        14.41
Common stock price:
  High                                               23.49        24.72        22.70        23.73        22.61
  Low                                                20.63        21.69        20.13        21.89        21.14
  Close                                         $    21.62   $    22.04   $    22.34   $    22.16   $    22.55
Weighted average common shares:
  Basic                                              357.8        360.3        367.9        368.9        345.6
  Diluted                                            390.1        393.1        400.4        401.3        377.6
End-of-period common shares:
  Basic                                              358.4        358.5        365.8        374.8        346.1
  Diluted                                            390.5        390.7        398.3        407.4        378.2

NOTES:
(1) Operating/cash earnings represent net income excluding the after-tax effects of special items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, losses on the early retirement of debt, other than temporary impairment charges on Fannie Mae and Freddie Mac preferred equity securities, amortization of intangible assets, proxy and related professional fees, and certain restructuring charges. Additionally, for 2004, operating/cash earnings excludes the impact of EITF 04-8. See page I and J for a reconciliation of GAAP and Non-GAAP measures.
(2) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.
(3) Book value equals stockholders' equity at period-end divided by common shares outstanding.

                                                     Year to Date
                                                -----------------------
                                                 Dec. 31      Dec. 31
(dollars in millions, except per share data)       2005         2004
---------------------------------------------   ----------   ----------
Operating Data

Net income                                      $    676.2   $    453.6
Net income for EPS purposes                          701.6        474.8
Operating/cash earnings for EPS purposes (1)         764.2        602.3
Net interest income                                1,588.3      1,404.8
Provision for credit losses                           90.0        127.0
Total fees and other income before
 securities transactions                             634.8        468.1
Net gain (loss) on investment
 securities                                           11.7         14.2
G&A expense                                        1,089.2        942.7
Other expenses                                       163.4        236.2

Performance Statistics

Bancorp

Net interest margin                                   3.09%        3.24%
Return on average assets                              1.11%        0.90%
Operating/cash return on average
 assets (1)                                           1.26%        1.19%
Return on average equity                             11.92%       10.74%
Operating/cash return on average
 equity (1)                                          13.47%       14.26%
Return on average tangible equity                    24.52%       19.54%
Operating/cash return on average
 tangible equity (1)                                 27.71%       25.94%
Annualized net loan charge-offs to
 average loans                                        0.20%        0.36%
Efficiency ratio (2)                                 49.00%       50.33%

Per Share Data

Basic earnings per share                        $     1.86   $     1.41
Diluted earnings per share                            1.77         1.36
Operating/cash earnings per share (1)                 1.93         1.83
Dividend declared per share                          0.170        0.115
Book value (3)                                       16.21        14.41
Common stock price:
  High                                               24.72        24.51
  Low                                                20.13        19.51
  Close                                         $    21.62   $    22.55
Weighted average common shares:
  Basic                                              363.7        322.3
  Diluted                                            396.2        350.3
End-of-period common shares:
  Basic                                              358.4        346.1
  Diluted                                            390.5        378.2

NOTES:
(1) Operating/cash earnings represent net income excluding the after-tax effects of special items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, losses on the early retirement of debt, other than temporary impairment charges on Fannie Mae and Freddie Mac preferred equity securities, amortization of intangible assets, proxy and related professional fees, and certain restructuring charges. Additionally, for 2004, operating/cash earnings excludes the impact of EITF 04-8. See page I and J for a reconciliation of GAAP and Non-GAAP measures.
(2) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.
(3) Book value equals stockholders' equity at period-end divided by common shares outstanding.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

                                                                        Quarter Ended
                                                --------------------------------------------------------------
                                                  Dec. 31     Sept. 30      June 30     Mar. 31      Dec. 31
(dollars in millions)                              2005         2005         2005         2005         2004
---------------------------------------------   ----------   ----------   ----------   ----------   ----------
Financial Condition Data:

General
  Total assets                                  $   63,679   $   62,960   $   59,940   $   58,942   $   54,489
  Loans                                             43,804       42,692       41,267       40,320       36,631
  Total deposits and customer
   related accounts:                                37,978       37,333       36,102       36,686       32,556
    Core deposits and other
     customer related accounts                      26,639       27,395       26,683       27,225       25,441
    Time deposits                                   11,339        9,937        9,419        9,461        7,114
  Borrowings                                        18,733       18,897       17,069       15,555       16,140
  Minority interests                                   206          205          205          204          204
  Stockholders' equity                               5,811        5,668        5,743        5,705        4,988
  Goodwill                                           2,717        2,714        2,714        2,721        2,125
  Core deposit intangible                              214          232          250          269          257

Asset Quality
  Non-performing assets                         $    205.6   $    181.1   $    173.2   $    186.9   $    160.1
  Non-performing loans                          $    189.5   $    169.9   $    162.4   $    171.9   $    143.6
  Non-performing assets to
   total assets                                       0.32%        0.29%        0.29%        0.32%        0.29%
  Non-performing loans to
   total loans                                        0.43%        0.40%        0.39%        0.43%        0.39%
  Allowance for credit
   losses (2)                                   $    437.8   $    436.8   $    442.5   $    437.7   $    408.7
  Allowance for credit losses
   to total loans (2)                                 1.00%        1.02%        1.07%        1.09%        1.12%
  Allowance for credit losses
   to non-performing loans (2)                         231%         257%         272%         255%         285%

Capitalization - Bancorp (1)
  Stockholders' equity to
   total assets                                       9.13%        9.00%        9.58%        9.68%        9.16%
  Tier 1 leverage capital
   ratio                                              6.68%        6.48%        6.86%        6.96%        7.05%
  Tangible equity to tangible
   assets, excluding OCI                              5.05%        4.84%        5.13%        5.22%        5.25%
  Tangible equity to tangible
   assets, including OCI                              4.73%        4.54%        4.88%        4.86%        5.00%

Capitalization - Bank (1)
  Stockholders' equity to
   total assets                                      10.61%       10.46%       11.30%       11.59%       10.77%
  Tier 1 leverage capital
   ratio                                              6.84%        6.58%        7.16%        7.44%        7.21%
  Tier 1 risk-based capital
   ratio                                              8.21%        7.91%        8.64%        8.93%        8.79%
  Total risk-based capital
   ratio                                             10.68%       10.42%       11.27%       11.59%       11.64%

(1) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.
(2) Effective in the fourth quarter of 2005, Sovereign reclassified its reserve for unfunded commitments from the allowance for loan losses to other liabilities. Prior periods have been reclassified to conform to the current period presentation. We have defined the allowance for credit losses as the sum of the allowance for loan losses and the reserve for unfunded commitments.

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited)

                                                   Dec. 31        Sept. 30        June 30
(dollars in thousands)                              2005            2005            2005
---------------------------------------------   ------------    ------------    ------------
Assets
Cash and amounts due
 from depository institutions                   $  1,131,936    $  1,438,240    $  1,176,891
Investments:
  Available-for-sale                               7,258,402       7,547,170       6,919,987
  Held-to-maturity                                 4,647,627       4,500,881       4,055,135
  Other investments (1)                              651,299         696,859         609,977
    Total investments                             12,557,328      12,744,910      11,585,099
Loans:
  Commercial                                      16,635,646      16,222,920      16,152,017
  Consumer                                        27,168,201      26,468,719      25,115,462
    Total loans                                   43,803,847      42,691,639      41,267,479
Less allowance for loan losses (2)                  (419,599)       (418,353)       (424,711)
      Total loans, net                            43,384,248      42,273,286      40,842,768
Premises and equipment, net                          412,017         401,868         391,140
Accrued interest receivable                          286,300         265,120         247,505
Goodwill                                           2,716,826       2,714,073       2,713,894
Core deposit intangible                              213,975         231,740         250,025
Bank owned life insurance                          1,018,125       1,006,820         996,645
Other assets                                       1,957,971       1,884,316       1,736,089
      Total assets                              $ 63,678,726    $ 62,960,373    $ 59,940,056

Liabilities and Stockholders' Equity
Liabilities:
Deposits and other customer related
 accounts:
  Core and other customer related
   accounts                                     $ 26,639,246    $ 27,395,257    $ 26,682,873
  Time deposits                                   11,338,460       9,937,334       9,418,691
    Total                                         37,977,706      37,332,591      36,101,564
Borrowings and other debt
 obligations                                      18,732,486      18,897,237      17,068,806
Other liabilities (2)                                952,175         857,530         822,136
    Total liabilities                             57,662,367      57,087,358      53,992,506
Minority interests                                   205,660         205,176         204,721
Stockholders' equity:
  Common Stock                                     3,657,543       3,649,507       3,636,750
  Warrants and stock options                         337,346         337,156         339,517
  Unallocated ESOP shares                            (21,396)        (23,707)        (23,707)
  Treasury stock                                    (478,734)       (467,265)       (280,223)
  Accumulated other comprehensive loss              (170,798)       (170,619)       (105,727)
  Retained earnings                                2,486,738       2,342,767       2,176,219
    Total stockholders' equity                     5,810,699       5,667,839       5,742,829
    Total liabilities and
     stockholders' equity                       $ 63,678,726    $ 62,960,373    $ 59,940,056

(1) Effective in the fourth quarter of 2005, Sovereign reclassified its investments in FHLB stock to other investments from available for sale. Prior periods have been restated to conform to the current presentation.
(2) Effective in the fourth quarter of 2005, Sovereign reclassified its reserve for unfunded commitments from the allowance for loan losses to other liabilities. Prior periods have been reclassified to conform to the current period presentation. We have defined the allowance for credit losses as the sum of the allowance for loan losses and the reserve for unfunded commitments.

                                                   Mar. 31        Dec. 31
(dollars in thousands)                              2005            2004
---------------------------------------------   ------------    ------------
Assets
Cash and amounts due
 from depository institutions                   $    981,674    $  1,160,922
Investments:
  Available-for-sale                               7,134,372       7,065,379
  Held-to-maturity                                 3,839,848       3,904,319
  Other investments (1)                              574,981         577,179
    Total investments                             11,549,201      11,546,877
Loans:
  Commercial                                      15,363,592      13,864,240
  Consumer                                        24,956,412      22,766,839
    Total loans                                   40,320,004      36,631,079
Less allowance for loan losses (2)                  (421,446)       (391,003)
      Total loans, net                            39,898,558      36,240,076
Premises and equipment, net                          394,604         353,337
Accrued interest receivable                          258,849         226,012
Goodwill                                           2,720,651       2,125,081
Core deposit intangible                              268,528         256,694
Bank owned life insurance                            992,426         885,807
Other assets                                       1,877,557       1,694,220
      Total assets                              $ 58,942,048    $ 54,489,026

Liabilities and Stockholders' Equity
Liabilities:
Deposits and other customer related
 accounts:
  Core and other customer related
   accounts                                     $ 27,224,877    $ 25,441,145
  Time deposits                                    9,460,879       7,114,373
    Total                                         36,685,756      32,555,518
Borrowings and other debt obligations             15,554,598      16,140,128
Other liabilities (2)                                792,191         601,102
    Total liabilities                             53,032,545      49,296,748
Minority interests                                   204,286         203,906
Stockholders' equity:
  Common Stock                                     3,609,269       2,949,870
  Warrants and stock options                         346,116         317,842
  Unallocated ESOP shares                            (23,707)        (23,707)
  Treasury stock                                     (64,495)        (19,136)
  Accumulated other comprehensive loss              (169,312)       (108,092)
  Retained earnings                                2,007,346       1,871,595
    Total stockholders' equity                     5,705,217       4,988,372
    Total liabilities and
     stockholders' equity                       $ 58,942,048    $ 54,489,026

(1) Effective in the fourth quarter of 2005, Sovereign reclassified its investments in FHLB stock to other investments from available for sale. Prior periods have been restated to conform to the current presentation.
(2) Effective in the fourth quarter of 2005, Sovereign reclassified its reserve for unfunded commitments from the allowance for loan losses to other liabilities. Prior periods have been reclassified to conform to the current period presentation. We have defined the allowance for credit losses as the sum of the allowance for loan losses and the reserve for unfunded commitments.

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                                                        Quarter Ended
                                                --------------------------------------------------------------
                                                  Dec. 31     Sept. 30      June 30      Mar. 31     Dec. 31
(dollars in thousands, except per share data)      2005         2005         2005         2005         2004
---------------------------------------------   ----------   ----------   ----------   ----------   ----------
Interest and dividend income:
   Interest on interest-earning deposits        $    2,605   $    2,022   $    1,896   $    2,233   $    1,721
   Interest on investment securities
      Available for sale                            91,163       86,411       91,123       90,995       99,432
      Held to maturity                              51,225       47,624       45,091       45,119       45,512
      Other                                          4,971        4,443        4,755        3,889        3,513
   Interest on loans                               649,492      607,966      566,936      518,820      474,010
      Total interest and dividend income           799,456      748,466      709,801      661,056      624,188
Interest expense:
   Deposits and related customer accounts          201,449      169,084      139,879      114,178       91,731
   Borrowings                                      206,344      183,817      167,047      148,700      145,445
      Total interest expense                       407,793      352,901      306,926      262,878      237,176
      Net interest income                          391,663      395,565      402,875      398,178      387,012
Provision for credit
 losses                                             26,000       20,000       22,000       22,000       27,000
      Net interest income after provision for
       credit losses                               365,663      375,565      380,875      376,178      360,012
Non-interest income:
   Consumer banking fees                            72,838       74,992       73,063       66,555       67,759
   Commercial banking fees                          49,826       42,745       35,531       33,008       32,843
   Mortgage banking revenue (1)                     26,812       28,967       21,547       11,932        4,726
   Capital markets revenue                           4,053        5,382        3,700        4,686        6,548
   Bank owned life insurance income                 11,398       12,066       12,918       10,903       10,136
   Other                                             6,538        6,856       12,092        6,351        4,480
      Total fees and other income before
       security gains                              171,465      171,008      158,851      133,435      126,492
      Net gain/(loss) on securities                 (1,296)       1,675        3,355        7,979      (24,728)
        Total non-interest income                  170,169      172,683      162,206      141,414      101,764
Non-interest expense:
General and administrative
      Compensation and benefits                    137,452      140,532      135,803      125,125      123,967
      Occupancy and equipment                       61,679       61,096       61,348       62,870       59,221
      Technology expense                            22,562       21,349       21,606       18,668       21,486
      Outside services                              17,174       15,362       13,805       14,648       13,901
      Marketing expense                             15,103       14,455       11,757       11,047       13,089
      Other administrative expenses                 27,828       24,107       29,072       24,756       25,587
        Total general and administrative           281,798      276,901      273,391      257,114      257,251
Other expenses:
      Amortization of core deposit
       intangibles                                  17,766       18,284       18,815       18,956       17,670
      Other minority interest expense                5,951        5,837        5,752        5,668        5,630
      Equity method investments                     10,268       11,656       10,966       10,770       11,875
      Loss on debt extinguishment                      187            -            -            -          500
      Proxy and professional fees                    5,827            -            -            -            -
      Restructuring charges                              -       (1,222)           -        5,204            -
      Merger-related and integration charges             -       (2,000)      (8,447)      23,191       (5,169)
        Total other expenses                        39,999       32,555       27,086       63,789       30,506
          Total non-interest expense               321,797      309,456      300,477      320,903      287,757
        Income before income taxes                 214,035      238,792      242,604      196,689      174,019
Income tax expense                                  48,540       57,749       59,133       50,538       36,590
        Net income                              $  165,495   $  181,043   $  183,471   $  146,151   $  137,429

(1)  Mortgage banking activity is summarized
     below:

Gains on sale of mortgage loans, mortgage
 backed securities, and home equity loans (2)   $   22,708   $   21,274   $   28,371   $    6,377   $    2,438
Net gains/(loss) recorded under SFAS 133            (1,039)         717          314          653         (111)
Mortgage servicing fees, net of mortgage
 servicing rights amortization                       1,225          139        1,627          948          664
Mortgage servicing right (impairments)/
 recoveries                                          3,918        6,837       (8,765)       3,954        1,735
     Total mortgage banking revenues            $   26,812   $   28,967   $   21,547   $   11,932   $    4,726

(2) The results for the fourth quarter and third quarter of 2005 include gains of $18.4 million and $13.1 million related to the sale of $898 million and $503 million of home equity loans.

                                                         Year to  Date
                                                ----------------------------
                                                   Dec. 31        Dec. 31
(dollars in thousands, except per share data)       2005            2004
---------------------------------------------   ------------    ------------
Interest and dividend income:
   Interest on interest-earning deposits        $      8,756    $      4,734
   Interest on investment securities
      Available for sale                             359,692         492,682
      Held to maturity                               189,059         152,680
      Other                                           18,058           8,789
   Interest on loans                               2,343,214       1,565,259
      Total interest and dividend income           2,918,779       2,224,144
Interest expense:
   Deposits and related customer accounts            624,590         303,045
   Borrowings                                        705,908         516,282
      Total interest expense                       1,330,498         819,327
      Net interest income                          1,588,281       1,404,817
Provision for credit losses                           90,000         127,000
      Net interest income after
       provision for credit losses                 1,498,281       1,277,817
Non-interest income:
   Consumer banking fees                             287,448         242,587
   Commercial banking fees                           161,110         123,837
   Mortgage banking revenue (1)                       89,258          22,509
   Capital markets revenue                            17,821          19,943
   Bank owned life insurance income                   47,285          39,272
   Other                                              31,837          19,921
      Total fees and other income before
       security gains                                634,759         468,069
      Net gain/(loss) on securities                   11,713          14,229
        Total non-interest income                    646,472         482,298
Non-interest expense:
General and administrative
      Compensation and benefits                      538,912         448,142
      Occupancy and equipment                        246,993         220,673
      Technology expense                              84,185          77,359
      Outside services                                60,989          53,315
      Marketing expense                               52,362          46,523
      Other administrative expenses                  105,763          96,649
        Total general and administrative           1,089,204         942,661
Other expenses:
      Amortization of core deposit
       intangibles                                    73,821          72,635
      Other minority interest expense                 23,208          22,006
      Equity method investments                       43,660          31,471
      Loss on debt extinguishment                        187          63,761
      Proxy and professional fees                      5,827               -
      Restructuring charges                            3,982               -
      Merger-related and integration charges          12,744          46,359
        Total other expenses                         163,429         236,232
          Total non-interest expense               1,252,633       1,178,893
        Income before income taxes                   892,120         581,222
Income tax expense                                   215,960         127,670
        Net income                              $    676,160    $    453,552

(1)  Mortgage banking activity is summarized
     below:
Gains on sale of mortgage loans,
 mortgage backed securities, and home
 equity loans (2)                               $     78,730    $     25,805
Net gains/(loss) recorded under SFAS 133                 645          (2,020)
Mortgage servicing fees, net of mortgage
 servicing rights amortization                         3,939             516
Mortgage servicing right
 (impairments)/recoveries                              5,944          (1,792)
     Total mortgage banking revenues            $     89,258    $     22,509

(2) The results for the fourth quarter and third quarter of 2005 include gains of $18.4 million and $13.1 million related to the sale of $898 million and $503 million of home equity loans.

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

                                                                Quarter Ended
                                                              December 31, 2005
                                                --------------------------------------------
                                                   Average                         Yield/
(dollars in thousands)                             Balance      Interest (1)        Rate
---------------------------------------------   ------------    ------------    ------------
Earning assets:
   Investment securities                        $ 12,700,310    $    165,785            5.22%
   Loans:
    Commercial                                    16,515,988         274,797            6.61%
    Consumer:
      Residential mortgages                       11,859,646         164,378            5.54%
      Home equity loans and lines of
       credit                                     10,176,307         142,248            5.56%
    Total consumer loans secured by real
     estate                                       22,035,953         306,626            5.55%
      Auto Loans                                   4,454,501          60,423            5.38%
      Other                                          490,069           9,395            7.61%
    Total Consumer                                26,980,523         376,444            5.56%
    Total loans                                   43,496,511         651,241            5.96%
    Allowance for loan losses                       (434,593)
    Total earning assets                          55,762,228    $    817,026            5.84%
Other assets                                       7,707,153
    Total assets                                $ 63,469,381

Funding liabilities:
  Deposits and other customer related
   accounts:
    NOW accounts                                $  9,454,176    $     53,385            2.24%
    Customer repurchase agreements                 1,007,347           8,794            3.46%
    Savings accounts                               3,573,771           6,521            0.72%
    Money market accounts                          8,112,584          39,444            1.93%
    Core and other customer related
     accounts                                     22,147,878         108,144            1.94%
    Time deposits                                 10,376,654          93,305            3.57%
    Total                                         32,524,532         201,449            2.46%

  Borrowings:
    Federal Home Loan Bank advances               13,195,754         143,558            4.32%
    Fed funds and repurchase agreements            1,197,563          12,545            4.18%
    Other borrowings                               4,417,688          50,241            4.53%
    Total borrowings                              18,811,005         206,344            4.36%
    Total funding liabilities                     51,335,537         407,793            3.15%
  Non-interest bearing DDA                         5,340,623
  Other liabilities                                1,080,518
    Total liabilities                             57,756,678
  Stockholders' equity                             5,712,703
    Total liabilities and
     stockholders' equity                       $ 63,469,381
  Net interest income                                           $    409,233
  Interest rate spread                                                                  2.68%
  Contribution from interest free funds                                                 0.25
  Net interest margin                                                                   2.93%

(1) Tax equivalent basis

                                                                Quarter Ended
                                                             September 30, 2005
                                                --------------------------------------------
                                                   Average                         Yield/
(dollars in thousands)                             Balance      Interest (1)        Rate
---------------------------------------------   ------------    ------------    ------------
Earning assets:
   Investment securities                        $ 11,974,043    $    153,802            5.14%
   Loans:
    Commercial                                    16,440,068         259,500            6.27%
    Consumer:
      Residential mortgages                       10,663,656         142,308            5.34%
      Home equity loans and lines of
       credit                                     10,321,853         139,150            5.36%
    Total consumer loans secured by
     real estate                                  20,985,509         281,458            5.35%
      Auto Loans                                   4,400,376          58,359            5.26%
      Other                                          515,522          10,147            7.81%
    Total Consumer                                25,901,407         349,964            5.38%
    Total loans                                   42,341,475         609,464            5.73%
    Allowance for loan losses                       (441,930)
    Total earning assets                          53,873,588    $    763,266            5.64%
Other assets                                       7,709,265
    Total assets                                $ 61,582,853

Funding liabilities:
  Deposits and other customer related
   accounts:
    NOW accounts                                $  8,991,339    $     42,601            1.88%
    Customer repurchase agreements                   903,053           6,630            2.91%
    Savings accounts                               3,753,311           6,452            0.68%
    Money market accounts                          8,294,441          35,390            1.69%
    Core and other customer related
     accounts                                     21,942,144          91,073            1.65%
    Time deposits                                  9,810,041          78,011            3.15%
    Total                                         31,752,185         169,084            2.11%

  Borrowings:
    Federal Home Loan Bank advances               12,581,448         130,270            4.11%
    Fed funds and repurchase agreements            1,096,237          10,214            3.72%
    Other borrowings                               4,250,969          43,333            4.06%
    Total borrowings                              17,928,654         183,817            4.08%
    Total funding liabilities                     49,680,839         352,901            2.82%
  Non-interest bearing DDA                         5,393,736
  Other liabilities                                  813,383
    Total liabilities                             55,887,958
  Stockholders' equity                             5,694,895
    Total liabilities and
     stockholders' equity                       $ 61,582,853
  Net interest income                                           $    410,365
  Interest rate spread                                                                  2.82%
  Contribution from interest free funds                                                 0.22
  Net interest margin                                                                   3.04%

(1) Tax equivalent basis

                                                                Quarter Ended
                                                             December 31, 2004
                                                --------------------------------------------
                                                   Average                         Yield/
(dollars in thousands)                             Balance      Interest (1)        Rate
---------------------------------------------   ------------    ------------    ------------
Earning assets:
   Investment securities                        $ 13,040,062    $    160,592            4.93%
   Loans:
    Commercial                                    13,599,851         179,698            5.26%
    Consumer:
      Residential mortgages                        8,199,190         107,327            5.24%
      Home equity loans and lines of
       credit                                      9,245,711         125,012            5.39%
    Total consumer loans secured by
     real estate                                  17,444,901         232,339            5.32%
      Auto Loans                                   4,266,466          54,009            5.04%
      Other                                          508,705           9,285            7.26%
    Total Consumer                                22,220,072         295,633            5.31%
    Total loans                                   35,819,923         475,331            5.29%
    Allowance for loan losses                       (407,518)
    Total earning assets                          48,452,467    $    635,923            5.24%
Other assets                                       6,297,437
    Total assets                                $ 54,749,904

Funding liabilities:
  Deposits and other customer related
   accounts:
    NOW accounts                                $  7,544,694    $     20,536            1.08%
    Customer repurchase agreements                   851,928           3,044            1.42%
    Savings accounts                               3,821,004           5,802            0.60%
    Money market accounts                          8,082,448          24,599            1.21%
    Core and other customer related
     accounts                                     20,300,074          53,981            1.06%
    Time deposits                                  7,221,061          37,750            2.08%
    Total                                         27,521,135          91,731            1.33%

  Borrowings:
    Federal Home Loan Bank advances               10,416,303         101,436            3.88%
    Fed funds and repurchase agreements            2,383,245          15,208            2.55%
    Other borrowings                               3,600,008          28,801            3.19%
    Total borrowings                              16,399,556         145,445            3.53%
    Total funding liabilities                     43,920,691         237,176            2.15%
  Non-interest bearing DDA                         5,103,981
  Other liabilities                                  827,078
    Total liabilities                             49,851,750
  Stockholders' equity                             4,898,154
    Total liabilities and
     stockholders' equity                       $ 54,749,904
  Net interest income                                           $    398,747
  Interest rate spread                                                                  3.09%
  Contribution from interest free funds                                                 0.20
  Net interest margin                                                                   3.29%

(1) Tax equivalent basis

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

                                                                Year to Date
                                                             December 31, 2005
                                                --------------------------------------------
                                                   Average                         Yield/
(dollars in thousands)                             Balance      Interest (1)        Rate
---------------------------------------------   ------------    ------------    ------------
Earning assets:
   Investment securities                        $ 12,246,225    $    626,822            5.12%
   Loans:
    Commercial                                    15,904,425         971,626            6.11%
    Consumer:
      Residential mortgages                       10,588,935         567,690            5.36%
      Home equity loans and lines of
       credit                                     10,157,824         544,641            5.36%
    Total consumer loans secured by
     real estate                                  20,746,759       1,112,331            5.36%
      Auto loans                                   4,356,121         225,359            5.17%
      Other                                          535,616          40,468            7.56%
    Total Consumer                                25,638,496       1,378,158            5.38%
    Total loans                                   41,542,921       2,349,784            5.66%
    Allowance for loan losses                       (438,548)
    Total earning assets                          53,350,598    $  2,976,606            5.58%
Other assets                                       7,363,707
    Total assets                                $ 60,714,305

Funding liabilities:
   Deposits and other customer related
    accounts:
     NOW accounts                               $  8,732,791    $    153,277            1.76%
     Customer repurchase agreements                  887,614          24,230            2.73%
     Savings accounts                              3,779,333          25,347            0.67%
     Money market accounts                         8,244,406         131,354            1.59%
     Core and other customer related
      accounts                                    21,644,144         334,208            1.54%
     Time deposits                                 9,581,336         290,382            3.03%
     Total                                        31,225,480         624,590            2.00%
   Borrowings:
     Federal Home Loan Bank advances              12,123,306         495,528            4.09%
     Fed funds and repurchase
      agreements                                   1,336,040          44,462            3.33%
     Other borrowings                              4,247,821         165,918            3.91%
     Total borrowings                             17,707,167         705,908            3.99%
     Total funding liabilities                    48,932,647       1,330,498            2.72%
     Demand deposit accounts                       5,294,135
Other liabilities                                    813,627
     Total liabilities                            55,040,409
Stockholders' equity                               5,673,896
     Total liabilities and
      stockholders' equity                      $ 60,714,305
Net interest income                                             $  1,646,108
Interest rate spread                                                                    2.86%
Contribution from interest free funds                                                   0.23
Net interest margin                                                                     3.09%

(1) Tax equivalent basis

                                                                Year to Date
                                                             December 31, 2004
                                                --------------------------------------------
                                                   Average                         Yield/
(dollars in thousands)                             Balance      Interest (1)        Rate
---------------------------------------------   ------------    ------------    ------------
Earning assets:
   Investment securities                        $ 14,242,255    $    699,481            4.91%
   Loans:
    Commercial                                    12,530,293         613,541            4.90%
    Consumer:
      Residential mortgages                        6,215,557         328,625            5.29%
      Home equity loans and lines of
       credit                                      7,828,671         392,450            5.01%
    Total consumer loans secured by
     real estate                                  14,044,228         721,075            5.13%
      Auto loans                                   3,891,325         203,472            5.23%
      Other                                          465,908          34,107            7.32%
    Total Consumer                                18,401,461         958,654            5.21%
    Total loans                                   30,931,754       1,572,195            5.08%
    Allowance for loan losses                       (375,581)
    Total earning assets                          44,798,428    $  2,271,676            5.07%
Other assets                                       5,744,518
    Total assets                                $ 50,542,946

Funding liabilities:
   Deposits and other customer related
    accounts:
     NOW accounts                               $  6,744,813    $     56,503            0.84%
     Customer repurchase agreements                  834,636           7,462            0.89%
     Savings accounts                              3,498,539          19,417            0.56%
     Money market accounts                         7,633,932          81,992            1.07%
     Core and other customer related
      accounts                                    18,711,920         165,374            0.88%
     Time deposits                                 6,599,223         137,671            2.09%
     Total                                        25,311,143         303,045            1.20%
   Borrowings:
     Federal Home Loan Bank advances               9,132,898         346,461            3.79%
     Fed funds and repurchase
      agreements                                   2,720,426          46,361            1.70%
     Other borrowings                              3,738,577         123,460            3.30%
     Total borrowings                             15,591,901         516,282            3.31%
     Total funding liabilities                    40,903,044         819,327            2.00%
     Demand deposit accounts                       4,698,584
Other liabilities                                    718,195
     Total liabilities                            46,319,823
Stockholders' equity                               4,223,123
     Total liabilities and
      stockholders' equity                      $ 50,542,946
Net interest income                                             $  1,452,349
Interest rate spread                                                                    3.07%
Contribution from interest free funds                                                   0.17
Net interest margin                                                                     3.24%

(1) Tax equivalent basis

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

NON-PERFORMING ASSETS

                                                  Dec. 31     Sept. 30      June 30      Mar. 31     Dec. 31
(dollars in thousands)                             2005         2005         2005         2005         2004
---------------------------------------------   ----------   ----------   ----------   ----------   ----------
Non-accrual loans:
 Consumer:
  Residential mortgages                         $   30,393   $   33,427   $   31,717   $   37,669   $   33,656
  Home equity loans and lines of credit             55,543       37,051       35,007       33,383       26,801
  Auto loans                                           476          462          365          539          632
  Other consumer loans                               1,913        2,873        3,013        3,715          588
 Total consumer loans                               88,325       73,813       70,102       75,306       61,677
 Commercial                                        100,372       95,303       91,358       95,528       80,799
 Total non-accrual loans                           188,697      169,116      161,460      170,834      142,476
Restructured loans                                     777          822          939        1,026        1,097
 Total non-performing loans                        189,474      169,938      162,399      171,860      143,573
Real estate owned, net                              11,411        6,107        8,494       11,286       12,276
Other repossessed assets                             4,678        5,083        2,302        3,709        4,247
 Total non-performing assets                       205,563      181,128      173,195      186,855      160,096

Non-performing loans as a percentage of
 total loans                                          0.43%        0.40%        0.39%        0.43%        0.39%
Non-performing assets as a percentage of
 total assets                                         0.32%        0.29%        0.29%        0.32%        0.29%
Non-performing assets as a percentage of
 total loans, real estate owned and
 repossessed assets                                   0.47%        0.42%        0.42%        0.46%        0.44%
Allowance for credit losses
 as a percentage of non-performing loans (1)           231%         257%         272%         255%         285%

NET LOAN CHARGE-OFFS

                                                  Dec. 31     Sept. 30      June 30      Mar. 31     Dec. 31
Quarters ended (in thousands)                      2005         2005         2005         2005         2004
---------------------------------------------   ----------   ----------   ----------   ----------   ----------
Commercial real estate                          $      564   $      219   $      294   $     (492)  $      614
Commercial and industrial and other                  4,877        6,209        8,964        7,200       10,357
Total Commercial                                     5,441        6,428        9,258        6,708       10,971

 Residential mortgages                                 554          109           72           43          444
 Home equity loans and lines of credit               6,998        4,319        3,115        1,831        1,268
Total consumer loans secured by real estate          7,552        4,428        3,187        1,874        1,712
 Auto loans                                          9,137        7,539        5,851        9,557       10,769
 Other consumer loans                                1,079        1,059        1,126        1,449        1,444
Total Consumer                                      17,768       13,026       10,164       12,880       13,925

 Total                                          $   23,209   $   19,454   $   19,422   $   19,588   $   24,896

COMPONENTS OF THE PROVISION OF CREDIT LOSSES AND ALLOWANCE FOR CREDIT LOSSES

                                                  Dec. 31     Sept. 30      June 30      Mar. 31     Dec. 31
Quarters ended (in thousands)                      2005         2005         2005         2005         2004
---------------------------------------------   ----------   ----------   ----------   ----------   ----------
Provision for loan  losses                          26,263       19,298       20,442       23,498       23,705
Provision/(recoveries) for unfunded
 commitments                                          (263)         702        1,558       (1,498)       3,295
Total provision for credit losses               $   26,000   $   20,000   $   22,000   $   22,000   $   27,000

Allowance for loan losses                          419,599      418,353      424,711      421,446      391,003
Reserve for unfunded commitments                    18,212       18,475       17,773       16,215       17,713
Total allowance for credit losses               $  437,811   $  436,828   $  442,484   $  437,661   $  408,716

(1) Effective in the fourth quarter of 2005, Sovereign reclassified its reserve for unfunded commitments from the allowance for loan losses to other liabilities. Prior periods have been reclassified to conform to the current period presentation. We have defined the allowance for credit losses as the sum of the allowance for loan losses and the reserve for unfunded commitments.

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

                                                   Dec. 31        Sept. 30        June 30
Quarters ended (in thousands)                       2005            2005            2005
---------------------------------------------   ------------    ------------    ------------
   Demand deposit accounts                         5,331,659    $  5,414,212    $  5,378,465
   NOW accounts                                    8,844,875       9,170,052       8,269,183
   Customer repurchase agreements                  1,012,574         959,024         875,203
   Savings accounts                                3,460,292       3,684,423       3,807,967
   Money market accounts                           7,989,846       8,167,546       8,352,055
   Certificates of deposits                       11,338,460       9,937,334       9,418,691
        Total                                   $ 37,977,706    $ 37,332,591    $ 36,101,564

                                                   Mar. 31        Dec. 31
Quarters ended (in thousands)                       2005            2004
---------------------------------------------   ------------    ------------
   Demand deposit accounts                      $  5,377,378    $  5,087,531
   NOW accounts                                    8,422,725       7,838,584
   Customer repurchase agreements                    828,388         837,643
   Savings accounts                                3,922,642       3,807,099
   Money market accounts                           8,673,744       7,870,288
   Certificates of deposits                        9,460,879       7,114,373
        Total                                   $ 36,685,756    $ 32,555,518

LOAN COMPOSITION - End of period

                                                   Dec. 31        Sept. 30        June 30
Quarters ended (in thousands)                       2005            2005            2005
---------------------------------------------   ------------    ------------    ------------
  Commercial real estate                        $  7,209,180    $  7,151,189    $  6,946,477
  Commercial industrial loans                      9,426,466       9,071,731       9,205,540
Total commercial loans                            16,635,646      16,222,920      16,152,017
    Residential mortgages                         12,462,802      11,198,366       9,997,066
    Home equity loans and lines of
     credit                                        9,793,124      10,301,161      10,300,629
  Total consumer loans secured by
   real estate                                    22,255,926      21,499,527      20,297,695
    Auto loans                                     4,434,021       4,463,931       4,285,537
    Other consumer loans                             478,254         505,261         532,230
Total consumer loans                              27,168,201      26,468,719      25,115,462

Total loans                                     $ 43,803,847    $ 42,691,639    $ 41,267,479

                                                   Mar. 31        Dec. 31
Quarters ended (in thousands)                       2005            2004
---------------------------------------------   ------------    ------------
  Commercial real estate                        $  6,837,814    $  5,824,133
  Commercial industrial loans                      8,525,778       8,040,107
Total commercial loans                            15,363,592      13,864,240
    Residential mortgages                          9,782,953       8,497,496
    Home equity loans and lines of
     credit                                       10,280,735       9,577,656
  Total consumer loans secured by real
   estate                                         20,063,688      18,075,152
    Auto loans                                     4,296,296       4,205,547
    Other consumer loans                             596,428         486,140
Total consumer loans                              24,956,412      22,766,839

Total loans                                     $ 40,320,004    $ 36,631,079

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

                                                   Dec. 31        Sept. 30        June 30
Quarters ended (in thousands)                       2005            2005            2005
---------------------------------------------   ------------    ------------    ------------
   Demand deposit accounts                      $  5,340,623    $  5,393,736    $  5,276,428
   NOW accounts                                    9,454,176       8,991,339       8,425,311
   Customer repurchase agreements                  1,007,347         903,053         795,418
   Savings accounts                                3,573,771       3,753,311       3,864,148
   Money market accounts                           8,112,584       8,294,441       8,417,965
   Certificates of deposits                       10,376,654       9,810,041       9,458,184
        Total                                   $ 37,865,155    $ 37,145,921    $ 36,237,454

                                                   Mar. 31         Dec. 31
Quarters ended (in thousands)                       2005            2004
---------------------------------------------   ------------    ------------
   Demand deposit accounts                      $  5,162,704    $  5,103,981
   NOW accounts                                    8,041,978       7,544,694
   Customer repurchase agreements                    842,657         851,928
   Savings accounts                                3,930,308       3,821,004
   Money market accounts                           8,152,525       8,082,448
   Certificates of deposits                        8,659,080       7,221,061
        Total                                   $ 34,789,252    $ 32,625,116

LOAN COMPOSITION - Average

                                                   Dec. 31        Sept. 30         June 30
Quarters ended (in thousands)                       2005            2005            2005
---------------------------------------------   ------------    ------------    ------------
  Commercial real estate                        $  7,203,433    $  7,019,781    $  6,909,795
  Commercial industrial loans                      8,273,795       8,499,513       8,008,968
  Other                                            1,038,760         920,774         849,487
Total commercial loans                            16,515,988      16,440,068      15,768,250
  Residential mortgages                           11,859,646      10,663,656      10,634,549
  Home equity loans and lines of
   credit                                         10,176,307      10,321,853      10,127,012
Total consumer loans secured by
 real estate                                      22,035,953      20,985,509      20,761,561
  Auto loans                                       4,454,501       4,400,376       4,262,377
  Other consumer loans                               490,069         515,522         559,544
Total consumer loans                              26,980,523      25,901,407      25,583,482

Total loans                                     $ 43,496,511    $ 42,341,475    $ 41,351,732

                                                   Mar. 31        Dec. 31
Quarters ended (in thousands)                       2005            2004
---------------------------------------------   ------------    ------------
  Commercial real estate                        $  6,494,572    $  5,788,936
  Commercial industrial loans                      7,522,968       6,953,564
  Other                                              852,977         857,351
Total commercial loans                            14,870,517      13,599,851
  Residential mortgages                            9,167,485       8,199,190
  Home equity loans and lines of credit           10,002,411       9,245,711
Total consumer loans secured by real
 estate                                           19,169,896      17,444,901
  Auto loans                                       4,305,100       4,266,466
  Other consumer loans                               578,520         508,705
Total consumer loans                              24,053,516      22,220,072

Total loans                                     $ 38,924,033    $ 35,819,923

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF OPERATING/CASH EARNINGS TO REPORTED EARNINGS
(unaudited)

     Operating/cash earnings for 2005 EPS purposes represents net income adjusted for the after-tax effects of merger-related and integration charges, proxy and related professional fees, certain restructuring charges and the amortization of intangible assets. Operating/cash earnings for 2004 represent net income adjusted for the after-tax effects of merger-related and integration charges and the loss on early extinguishment of debt, the fourth quarter adoption of EITF 04-8, other-than-temporary non-cash impairment charges on Fannie Mae and Freddie Mac preferred equity securities and the amortization of intangible assets. The table below reconciles our GAAP earnings to operating/cash earnings for EPS purposes.

                                                                        Quarter Ended
                                                                        Total dollars
                                                --------------------------------------------------------------
(dollars in thousands, except per share           Dec. 31      Sep. 30      Jun. 30     Mar. 31      Dec. 31
data - all amounts are after tax)                  2005         2005         2005         2005        2004
---------------------------------------------   ----------   ----------   ----------   ----------   ----------
Net income as reported                          $  165,495   $  181,043   $  183,471   $  146,151   $  137,429
Contingently convertible trust preferred
 interest expense, net of tax                        6,354        6,344        6,335        6,394        6,318
Net income/(loss) for EPS purposes              $  171,849   $  187,387   $  189,806   $  152,545   $  143,747

Weighted average diluted shares for GAAP EPS       390,077      393,110      400,371      401,339      377,625

Reconciliation to operating/cash earnings for EPS purposes

Weighted average diluted shares for GAAP EPS       390,077      393,110      400,371      401,339      377,625
Exclude dilutive effect of EITF 04-8 on
 contingently convertible debt                           -            -            -            -      (26,082)
Adjusted weighted average diluted shares
 for operating/cash EPS                            390,077      393,110      400,371      401,339      351,543

Net income and EPS as reported based on
 adjusted share count                           $  171,849   $  187,387   $  189,806   $  152,545   $  137,429

  Business acquisitions:
    Merger related and integration costs                 -       (1,300)      (5,490)      15,074       (3,360)
    Provision for loan loss                              -            -            -            -            -
  Loss on debt extinguishment                            -            -            -            -            -
  Impairment charges on
   FNMA and FHLMC
   Preferred Stock                                       -            -            -            -       20,891
  Restructuring charges                                  -         (794)           -        3,382            -
  Proxy and professional fees                        3,788            -            -            -            -
  Amortization of intangibles                       11,548       11,885       12,229       12,322       12,562
Operating/cash earnings for EPS purposes        $  187,185   $  197,178   $  196,545   $  183,323   $  167,522

                                                                        Quarter Ended
                                                                          Per share
                                                --------------------------------------------------------------
(dollars in thousands, except per share           Dec. 31     Sep. 30       Jun. 30     Mar. 31      Dec. 31
data - all amounts are after tax)                  2005         2005         2005         2005        2004
---------------------------------------------   ----------   ----------   ----------   ----------   ----------
Net income as reported
Contingently convertible trust
 preferred interest expense, net of tax
Net income/(loss) for EPS purposes              $     0.44   $     0.48   $     0.47   $     0.38   $     0.38

Weighted average diluted shares
 for GAAP EPS

Reconciliation to operating/cash earnings for EPS purposes

Weighted average diluted shares
 for GAAP EPS
Exclude dilutive effect of EITF
 04-8 on contingently convertible debt
Adjusted weighted average diluted
 shares for operating/cash EPS

Net income and EPS as reported
 based on adjusted share count                  $     0.44   $     0.48   $     0.47   $     0.38   $     0.39

  Business acquisitions:
    Merger related and integration costs                 -        (0.00)       (0.01)        0.04        (0.01)
    Provision for loan loss                              -            -            -            -            -
  Loss on debt extinguishment                            -            -            -            -            -
  Impairment charges on FNMA
   and FHLMC Preferred Stock                             -            -            -            -         0.06
  Restructuring charges                                  -        (0.00)           -         0.01            -
  Proxy and professional fees                         0.01            -            -            -            -
  Amortization of intangibles                         0.03         0.03         0.03         0.03         0.04
Operating/cash earnings for EPS purposes        $     0.48   $     0.50   $     0.49   $     0.46   $     0.48

(dollars in thousands, except per share
data - all amounts are after tax)

                                                                  Year to Date
                                                -------------------------------------------------
                                                     Total dollars               Per Share
                                                -----------------------   -----------------------
                                                  Dec. 31      Dec. 31     Dec. 31      Dec. 31
                                                   2005         2004         2005         2004
                                                ----------   ----------   ----------   ----------
Net income as reported                          $  676,160   $  453,552
Contingently convertible trust
 preferred interest expense, net of
 tax                                                25,427       21,212
Net income/(loss) for EPS purposes              $  701,587   $  474,764   $     1.77   $     1.36

Weighted average diluted shares for GAAP EPS       396,187      350,296

Reconciliation to operating/cash earnings for EPS purposes

Weighted average diluted shares for GAAP EPS       396,187      350,296
Exclude dilutive effect of EITF 04-8
 on contingently convertible debt                        -      (21,736)
Adjusted weighted average diluted
 shares for operating/cash EPS                     396,187      328,560

Net income and EPS as reported based
 on adjusted share count                        $  701,587   $  453,552   $     1.77   $     1.38

  Business acquisitions:
    Merger related and integration costs             8,284       30,134         0.02         0.09
    Provision for loan loss                              -        3,900            -         0.01
  Loss on debt extinguishment                            -       42,605            -         0.13
  Impairment charges on FNMA and
   FHLMC Preferred Stock                                 -       20,891            -         0.06
  Restructuring charges                              2,589            -         0.01            -
  Proxy and professional fees                        3,788            -         0.01            -
  Amortization of intangibles                       47,984       51,186         0.12         0.16
Operating/cash earnings for EPS purposes        $  764,232   $  602,268   $     1.93   $     1.83

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF AVERAGE EQUITY TO AVERAGE TANGIBLE EQUITY AND RELATED OPERATING RETURN ON AVERAGE TANGIBLE EQUITY
(unaudited)

Reconciliation of Equity to Tangible Equity and Operating Return on Average Equity to Tangible Returns on Average Equity

                                                                             Quarter Ended
                                                ------------------------------------------------------------------------
                                                   Dec. 31       Sept. 30        June 30        Mar. 31       Dec. 31
                                                    2005           2005           2005           2005           2004
                                                ------------   ------------   ------------   ------------   ------------
Average Equity                                  $  5,712,703   $  5,694,895   $  5,697,656   $  5,588,703   $  4,898,154
Average Goodwill                                  (2,714,150)    (2,714,148)    (2,725,526)    (2,507,849)    (2,118,673)
Average CDI                                         (225,049)      (243,149)      (261,854)      (270,193)      (278,319)
Average Tangible Equity                            2,773,504      2,737,598      2,710,276      2,810,661      2,501,162

Operating Return on Average Equity                     13.00%         13.74%         13.84%         13.30%         13.61%
  Effect of Goodwill                                   12.72%         13.62%         13.91%         11.87%         11.53%
  Effect of CDI                                         1.05%          1.22%          1.34%          1.28%          1.51%
Tangible Return on Average Equity                      26.78%         28.58%         29.09%         26.45%         26.65%

                                                        Year-to-Date
                                                ---------------------------
                                                   Dec. 31        Dec. 31
                                                    2005           2004
                                                ------------   ------------
Average Equity                                     5,673,896      4,223,123
Average Goodwill                                  (2,666,113)    (1,625,533)
Average CDI                                         (249,934)      (276,193)
Average Tangible Equity                            2,757,849      2,321,397

Operating Return on Average Equity                     13.47%         14.26%
  Effect of Goodwill                                   13.02%          9.98%
  Effect of CDI                                         1.22%          1.70%
Tangible Return on Average Equity                      27.71%         25.94%

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

     Purchase of Waypoint Financial Corp Inc. ("Waypoint")

     On January 21, 2005 Sovereign completed the purchase of Waypoint for approximately $953 million. A cash payment of $269.9 million was made in connection with the transaction with the remaining consideration consisting of the issuance of 29.8 million shares of common stock and stock options (to convert outstanding Waypoint stock options into Sovereign stock options). The preliminary purchase price was allocated to acquired assets and liabilities of Waypoint based on fair value as of January 21, 2005. Sovereign is in the process of finalizing these values and as such the allocation of the purchase price is subject to revision.

Assets and Liabilities Acquired from Waypoint:

(dollars in millions)

Assets                                     Liabilities
Investments                 $   379.2      Deposits:
Loans:                                       Core                      $ 1,503.7
  Commercial                  1,299.0        Time                        1,384.6
  Consumer                      991.3          Total deposits            2,888.3
  Residential mortgages         313.8      Borrowings and other debt
                                            obligations                    668.2
    Total loans               2,604.1      Other liabilities                67.6
Less allowance for loan
 losses                         (26.5)
    Total loans, net          2,577.6      Total liabilities           $ 3,624.1
Federal funds and cash          324.2
Premises and equipment,
 net                             33.0
Bank owned life insurance        97.0
Other assets                    262.8
Core deposit intangible          31.1
Goodwill                        601.8

    Total assets            $ 4,306.7

SOURCE  Sovereign Bancorp, Inc.
    -0-                             01/17/2006
     /CONTACT: FINANCIAL CONTACTS: Mark McCollom, +1-610-208-6426, mmccollo@sovereignbank.com, or Stacey Weikel, +1-610-208-6112, sweikel@sovereignbank.com, or MEDIA CONTACT: Ed Shultz, +1-610-378-6159, eshultz1@sovereignbank.com, all of Sovereign Bancorp/
    /First Call Analyst: /
    /FCMN Contact: dbuffalo@sovereignbank.com /
    /Web site:  http://www.sovereignbank.com/